UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005

INDEPENDENT BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification no.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant’s telephone number,
including area code:
(616) 527-9450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Set forth as Exhibit 99.1 to this Form 8-K is a letter to the shareholders of the Registrant from the Compensation Committee of the Board of Directors of the Registrant. This letter is being disseminated via the filing of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	Letter to the Shareholders of the Registrant from the Compensation Committee of the Board of Directors of the Registrant, dated March 21, 2005 (including, as Exhibit A thereto, the Fourth Amendment to the Independent Bank Corporation Long-Term Incentive Plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 21, 2005	INDEPENDENT BANK CORPORATION (Registrant) By: /s/ Robert N. Shuster —————————————— Robert N. Shuster Chief Financial Officer

2

Exhibit 99.1

March 21, 2005

To all of the holders of Independent Bank Corporation (“IBCP”) Common Stock:

RE:	Proxy Statement dated March 21, 2005 for Independent Bank Corporation(Nasdaq NMS: IBCP) (the “2005 Proxy Statement”)

Dear Valued IBCP Shareholders,

The above referenced 2005 Proxy Statement includes the consideration and vote by shareholders upon a proposed amendment to IBCP’s Long-Term Incentive Plan (the “Plan”) to make an additional 750,000 shares of IBCP common stock available for issuance under the Plan. In its current form, the Plan includes the following provisions:

1.	Under Article 4 of the Plan, shares from the following sources are added to the Plan: (i) any shares subject to awards that have expired unexercised or that are forfeited, canceled, terminated, or settled in cash in lieu of common stock (provided that any shares subject to a forfeited or canceled award may not again be made subject to an award from a participant who received directly or indirectly any of the benefits of ownership of the securities underlying the award, excluding the right to vote such shares); (ii) any shares surrendered to us in payment of the exercise price of options or tax withholding obligations; (iii) shares subject to options withheld to pay the exercise price or tax withholding obligations; and (iv) the number of shares repurchased by us in the open market or otherwise having an aggregate purchase price no greater than the cash proceeds received by us from the sale of shares under the Plan.

2.	Under Section 6.5 of the Plan, awards of certain options also may include reload options.

Although IBCP has historically taken advantage of the above described Plan provisions, we do not intend to utilize most of these Plan provisions in the future. The below referenced committee has recommended, and the Board of Directors intends to adopt, an amendment to the Plan, in the form attached as Exhibit A, to remove all but subsection (i) of Article 4 and all of Section 6.5 of the above-referenced Plan immediately following our Annual Meeting of Shareholders on April 26, 2005. The Board has the authority to adopt this amendment without shareholder approval.

The Compensation Committee of Independent Bank Corporation

Jeffrey A. Bratsburg                Terry L. Haske                 Robert L. Hetzler

Exhibit A

FOURTH AMENDMENT
TO THE
INDEPENDENT BANK CORPORATION
LONG-TERM INCENTIVE PLAN

        This Fourth Amendment to the Independent Bank Corporation Long-Term Incentive Plan is adopted by the Board of Directors of Independent Bank Corporation (the “Company”), effective the 26th day of April, 2005, with reference to the following:

        A.        The Independent Bank Corporation Long-Term Incentive Plan (the “Plan”) was adopted by the Company’s Board of Directors, and was subsequently approved by its shareholders, on April 16, 2002.

        B.        Under Article 11 of the Plan, the Board of Directors has the authority, subject to certain conditions, to amend the Plan from time to time.

        C.        The Board has agreed to amend the Plan to eliminate (i) the add back of shares from sources other than expired, forfeited or otherwise canceled Awards or Awards settled in cash, and (ii) Reload Options.

        NOW, THEREFORE, the Plan is amended as follows:

        1.        Article 4 of the Plan is hereby amended in its entirety, to read as follows:

ARTICLE 4
COMMON STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 13.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company (“Plan Shares”), shall be 1,758,754[1] Shares. Not more than fifteen percent (15%) of the Plan Shares may be issued to Plan Participants as Restricted Stock.

Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Administrator shall determine from time to time. If an Award expires unexercised or is forfeited, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement.

1 Total number of shares subject to shareholder approval to authorize an additional 750,000 shares issuable under the Plan.

        2.        The Plan is hereby amended by deleting Section 6.5 in its entirety.

        3.        In all other respects, the Plan shall continue in full force and effect.

CERTIFICATION

        The foregoing Fourth Amendment to the Plan was duly adopted by the Board of Directors of the Company, on April 26, 2005.

INDEPENDENT BANK CORPORATION By —————————————— Its —————————————